Exhibit 99.1
ManTech Announces Financial Results for
Second Quarter of 2019

•	Bookings of $657 million, resulting in a book-to-bill ratio of 1.2

•	Revenues: $537 million, up 9% from second quarter of 2018

•	Operating Income: $33.3 million for an operating margin of 6.2%

•	Diluted EPS: $0.60, up 20% from second quarter of 2018

•	Cash Flow from Operations: $76 million or 3.1 times net income

HERNDON, Va., July 31, 2019 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the second quarter of fiscal year 2019, which ended June 30, 2019.

"ManTech maintained its strong momentum by delivering another quarter of solid organic growth, healthy new business bookings, improved profitability and tremendous cash flow. Our excellent year to date performance coupled with a strong market environment positions ManTech well for another successful year," said ManTech President and Chief Executive Officer, Kevin M. Phillips.

Summary Operating Results

	Three months ended June 30,
(In Millions Except Per Share Amounts)	2019	2018
Revenue	$537.0	$491.0
Operating Income	$33.3	$28.3
Operating Margin	6.2%	5.8%
Depreciation and Amortization	$13.0	$13.5
Depreciation and Amortization % of Revenue	2.4%	2.8%
Net Income	$24.2	$19.9
Diluted Weighted Average Common Shares Outstanding	40.1	39.8
Diluted Earnings Per Share	$0.60	$0.50

As a result of increased demand for our services and solutions, revenues for the quarter were $537.0 million, up 9% from $491.0 million in the second quarter of 2018. Revenue growth was driven by organic expansion from recent contract awards and our recent acquisition.

Operating income for the quarter was $33.3 million, up 18% compared to the second quarter of 2018, representing an operating margin of 6.2%. For the quarter, net income was $24.2 million and diluted earnings per share were $0.60, up 22% and 20%, respectively, compared to the second quarter of 2018.

Cash Management and Capital Deployment

	Three months ended June 30,
(Dollars In Millions)	2019	2018
Net Income	$24.2	$19.9
Cash Flow from Operations	$76.1	$53.0
Operating Cash Flow Multiple of Net Income	3.1x	2.7x
Capital Expenditures	$15.6	$10.7
Days Sales Outstanding (DSO)	66	68
Cash and Cash Equivalents, End of Period	$5.9	$7.2
Current and Long Term Debt, End of Period	$43.5	$29.5

Cash flow from operations for the quarter was $76.1 million or 3.1 times net income. Days sales outstanding (DSO) were 66 days, a decrease of 2 days compared to the second quarter of 2018. As of June 30, 2019, the Company had $5.9 million in cash and cash equivalents and $43.5 million of outstanding borrowings on its $500 million revolving-credit facility, which provides the Company with ample financial capacity to support organic growth, pursue acquisitions and issue dividends while maintaining a strong balance sheet.

In the second quarter, the Company paid $10.8 million in dividends, or $0.27 per share, to its common stockholders of record as of June 7, 2019. The Board of Directors has declared that the Company will pay a cash dividend of $0.27 per share on September 27, 2019, to all common stockholders of record as of September 13, 2019, as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $657 million in the quarter, representing a book-to-bill ratio of 1.2. In the second quarter approximately 50% of the awards were for new business. Over the trailing 12 months, the book-to-bill ratio is 1.4. ManTech's notable single-award contracts in the quarter include:

•
Cyber and Enterprise IT Services for an agency of the Department of Defense. ManTech was awarded a new, approximately 7-year contract totaling $279 million by an agency of the Department of Defense to provide cyber and enterprise IT services.

•
Tactical Networks Software Support for the Army. ManTech was awarded a 5-year contract totaling $92 million to continue providing the Army CECOM SEC with software engineering and sustainment support for tactical communications systems.

•
Persistent Cyber Training Environment (PCTE) for Next Generation Cyber Warriors. ManTech was awarded a 3-year Other Transaction Agreement (OTA) contract totaling $21 million to provide the Army with DevOps for software architecture and control plane development, installations of compute and storage capabilities and Tech Ops for planning and execution of training that scales to serve thousands of cyber warriors simultaneously.

•
Systems Engineering and Technical Assistance (SETA) III for the Department of Homeland Security (DHS). ManTech was awarded a 5-year, $325 million multiple-award IDIQ contract to continue providing the DHS Science & Technology Directorate with scientific, technical and programmatic support.

The Company received a number of additional contract awards in the quarter including several extensions to existing contracts and new contracts from various customers. Approximately 66% of the awards won in the quarter were with classified customers to provide cyber, enterprise IT and systems engineering solutions.

The Company’s backlog of business at quarter end was $8.6 billion and funded backlog was $1.5 billion.

Forward Guidance

Based on our strong performance year to date, we are maintaining our 2019 guidance range on revenue and narrowing the range of net income and diluted earnings per share as specified in the table below.

Measure	Fiscal 2019 Guidance
Revenue (billion)	$2.13 - $2.21
Net Income (million)	$91.6 - $95.0
Diluted Earnings per Share	$2.28 - $2.36

ManTech Chief Financial Officer Judith L. Bjornaas said, "I am pleased that ManTech's results exceeded our financial targets for the second quarter. The steady cadence of new business awards provides for a solid foundation for sustained growth."

Conference Call

ManTech executive management will hold a conference call on July 31, 2019, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 2892048. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides mission-focused technology solutions and services for U.S. defense, intelligence community and federal civilian agencies. In business more than 50 years, we excel in full-spectrum cyber, data collection & analytics, enterprise IT, systems and software engineering solutions that support national and homeland security. Additional information about ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import, are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate include, but are not limited to, the following:
inability to recruit and retain a sufficient number of employees with specialized skill sets or necessary security clearances who are in great demand and limited supply; failure to maintain our relationship with the U.S. government, or the failure to compete effectively for new contract awards or to retain existing U.S. government contracts; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies that reduce contracts that we may bid on, cost reduction and efficiency initiatives by our customers or federal budget constraints generally; failure to realize the full amount of our backlog, or adverse changes in the timing of receipt of revenue under contracts included in backlog; adverse results of U.S. government audits or other investigations of our government contracts; issues relating to competing effectively for awards procured through the competitive bidding process, including the adverse impact of delays caused by competitors' protests of contract awards received by us; failure to obtain option awards, task orders or funding under contracts; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; adverse change in business conditions that may cause our investments in recorded goodwill to become impaired; and increased exposure to risks associated with conducting business internationally. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2019, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$5,924	$5,294
Receivables—net	393,062	405,378
Prepaid expenses	33,965	23,398
Other current assets	4,898	5,915
Total Current Assets	437,849	439,985
Goodwill	1,166,273	1,085,806
Other intangible assets—net	196,626	171,962
Operating lease right of use assets	117,113	—
Property and equipment—net	62,401	51,427
Employee supplemental savings plan assets	34,754	30,501
Investments	11,534	11,830
Other assets	13,464	12,360
TOTAL ASSETS	$2,040,014	$1,803,871
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$141,757	$126,066
Accrued salaries and related expenses	94,938	89,058
Contract liabilities	43,526	28,209
Operating lease liabilities—current	26,717	—
Total Current Liabilities	306,938	243,333
Long term debt	43,500	7,500
Deferred income taxes	121,743	108,956
Operating lease liabilities—long term	101,491	—
Accrued retirement	32,976	30,999
Other long-term liabilities	1,524	11,889
TOTAL LIABILITIES	608,172	402,677
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 27,028,291 and 26,817,513 shares issued at June 30, 2019 and December 31, 2018; 26,784,178 and 26,573,400 shares outstanding at June 30, 2019 and December 31, 2018	270	268
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,188,045 and 13,188,045 shares issued and outstanding at June 30, 2019 and December 31, 2018	132	132
Additional paid-in capital	513,840	506,970
Treasury stock, 244,113 and 244,113 shares at cost at June 30, 2019 and December 31, 2018	(9,158)	(9,158)
Retained earnings	926,855	903,084
Accumulated other comprehensive loss	(97)	(102)
TOTAL STOCKHOLDERS’ EQUITY	1,431,842	1,401,194
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,040,014	$1,803,871

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited) Three months ended June 30,		(unaudited) Six months ended June 30,
	2019	2018	2019	2018
REVENUE	$537,037	$491,044	$1,038,967	$964,280
Cost of services	459,266	421,012	890,349	824,945
General and administrative expenses	44,474	41,703	86,789	84,585
OPERATING INCOME	33,297	28,329	61,829	54,750
Interest expense	(945)	(657)	(1,429)	(1,391)
Interest income	121	27	311	42
Other income (expense), net	31	58	(11)	62
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	32,504	27,757	60,700	53,463
Provision for income taxes	(8,290)	(7,821)	(15,356)	(13,500)
Equity in earnings (losses) of unconsolidated subsidiaries	—	(21)	(12)	19
NET INCOME	$24,214	$19,915	$45,332	$39,982
BASIC EARNINGS PER SHARE:
Class A common stock	$0.61	$0.50	$1.14	$1.01
Class B common stock	$0.61	$0.50	$1.14	$1.01
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.60	$0.50	$1.13	$1.01
Class B common stock	$0.60	$0.50	$1.13	$1.01

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited) Six months ended June 30,
	2019	2018
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
Net income	$45,332	$39,982
Adjustments to reconcile net income to net cash flow from (used in) operating activities:
Depreciation and amortization	25,630	26,733
Noncash lease expense	13,503	—
Deferred income taxes	5,468	8,836
Stock-based compensation expense	3,250	2,242
Contract loss reserve	(505)	—
Equity in (earnings) losses of unconsolidated subsidiaries	12	(19)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables—net	30,151	(52,584)
Prepaid expenses	(13,704)	(17,916)
Other current assets	1,185	12,414
Employee supplemental savings plan asset	(4,253)	(482)
Accounts payable and accrued expenses	11,522	4,997
Accrued salaries and related expenses	1,353	1,618
Contract liabilities	15,317	10,957
Operating lease liabilities	(13,487)	—
Accrued retirement	1,977	(894)
Other	692	(859)
Net cash flow from operating activities	123,443	35,025
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Acquisition of a business-net of cash acquired	(114,552)	—
Purchases of property and equipment	(21,946)	(16,422)
Deferred contract costs	(2,658)	(769)
Investment in capitalized software for internal use	(1,952)	(2,921)
Proceeds from equity method investment	283	—
Net cash used in investing activities	(140,825)	(20,112)
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
Borrowing under revolving credit facility	333,000	358,000
Repayments under revolving credit facility	(297,000)	(359,500)
Dividends paid	(21,548)	(19,768)
Proceeds from exercise of stock options	4,979	6,824
Payment consideration to tax authority on employees' behalf	(1,357)	(2,723)
Principal paid on financing leases	(62)	—
Net cash flow from (used in) financing activities	18,012	(17,167)
NET CHANGE IN CASH AND CASH EQUIVALENTS	630	(2,254)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,294	9,451
CASH AND CASH EQUIVALENTS, END OF PERIOD	$5,924	$7,197

ManTech-F

ManTech International Corporation

Investor Relations

Judy Bjornaas	Stephen Vather
Executive Vice President and CFO	Vice President, M&A and Investor Relations
(703) 218-8269	(703) 218-6093
Investor.Relations@ManTech.com	Stephen.Vather@ManTech.com

Media
Jim Crawford
Executive Director, External Communications
(O) (703) 259-3636 | (M) 571-466-7550
James.Crawford2@ManTech.com